SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 24,2000

                             COWLITZ BANCORPORATION
             (Exact name of registrant as specified in its charter)

     WASHINGTON                         0-23881                 91-152984
(State or other jurisdiction     (Commission File No.)         (IRS Employer
   of incorporation)                                         Identification No.)

                 927 Commerce Avenue, Longview, Washington 98632
                     (Address of principal executive office)

                                 (360) 423-9800
               (Registrant's telephone number including area code)

Item 5.  Other Events

     On March 24, 2000, Cowlitz Bancorporation and Cowlitz Bank entered into a Severance Agreement and Release with Charles Jarrett. Mr. Jarrett had been President and Chief Operating Officer of Cowlitz Bancorporation and President
and Chief  Executive  Officer  of  Cowlitz  Bank.  Mr.  Jarrett  resigned  those positions effective March 22, 2000. In addition, he resigned as a director of Cowlitz Bank effective March 22, 2000, and as a director of Cowlitz Bancorporation effective April 30, 2000. Under the Severance Agreement, Mr. Jarrett will receive 24 monthly payments of $21,228.52 each beginning in April, 2000, and ending in March, 2002. Mr. Jarrett will also receive paid medical coverage through March, 2002, and certain retirement benefits to which he was entitled under Cowlitz Bancorporation plans. All unvested stock options previously granted to Mr. Jarrett were fully vested, and Mr. Jarrett has until September 18, 2000, to exercise such options. Mr. Jarrett has options to acquire up to 217,500 shares of Cowlitz Bancorporation common stock at prices ranging from $4.94 to $7.94 per share. Prior to exercising any options or selling any shares, Mr. Jarrett must give notice to Cowlitz Bancorporation which has the right to pay for such options or to purchase such shares.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     10.1 Severance Agreement and Release between Cowlitz Bancorporation and Charles W. Jarrett.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COWLITZ BANCORPORATION


                                      By:   /s/ Benjaminia Namatinia
                                            Benjamin Namatinia
                                            Chairman and Chief Executive Officer